The First Bancorp Reports First Quarter Results

DAMARISCOTTA, ME, April 21 – The First Bancorp (Nasdaq: FNLC), today announced unaudited results for the quarter ended March 31, 2010. Net income was $2.7 million, up $22,000 or 0.8% from the previous quarter, and earnings per common share on a fully diluted basis of $0.24 were even with the previous quarter. Compared to the same period in 2009, net income was down $1.0 million or 28.0% and earnings per common share on a fully diluted basis were down $0.13 or 35.1%.

 “While our earnings remain healthy, managing the risk profile of the Bank was the primary focus in the first quarter,” noted Daniel R. Daigneault, the Company’s President & Chief Executive Officer. “Credit risk remains our greatest concern, with high unemployment and a weak real estate market resulting in continued elevated levels of past-due loans, non-performing loans and other real estate owned. As a mitigant to elevated credit risk, we have taken steps to reduce other risks, such as interest rate risk and liquidity risk. Reducing these risks came at a cost, however, which had an impact on our first quarter operating results.

“The core business model of The First Bancorp remains the traditional spread business of net interest income – the difference between what we earn from loans and investments and what we pay for deposits and borrowed funds,” President Daigneault observed. “Net interest income was down $1.1 million or 9.5% in the first quarter of 2010 compared to the same period in 2009 and was primarily the result of the risk mitigation actions taken during the second half of 2009.

“During the last nine months we have lowered the level of interest-earning assets to reduce liquidity and rollover risk,” President Daigneault stated, “which resulted in lower interest revenues. Average earning assets for the first quarter of 2010 were $47.1 million lower than for the same period in 2009. At the same time, we have extended the maturity of some liabilities to reduce interest rate risk, which led to higher interest costs. Because of these changes, however, we have less sensitivity to net interest income declining when interest rates begin to rise again.

“We also provisioned $2.4 million for loan losses in the first quarter of 2010,” President Daigneault noted, “down $2.1 million from the $4.5 million provision made in the previous quarter but up $750,000 from the first quarter of 2009. As a result, the allowance for loan losses increased $646,000 or 4.7% in the first quarter and now stands at 1.53% of outstanding loans compared to 1.43% at December 31, 2009 and 0.99% at March 31, 2009. The increase in the allowance for loan losses is directionally consistent with the level of nonperforming loans and is a reflection of the weak national and local economies.

“Non-performing loans stood at 2.46% on March 31, 2010 compared to 1.95% of total loans at December 31, 2009 and 1.32% on March 31, 2009,” President Daigneault said. “This compares to nonperforming loans at 3.59% for our peer group as of December 31, 2009, the latest peer data available. Net chargeoffs for the first three months of 2010 were $1.8 million or 0.76% of average loans on an annualized basis. This compares to net chargeoffs of 0.75% of average loans for the entire year in 2009 and 0.27% of average loans on an annualized basis for the first three months of 2009.”

“In the first quarter of 2010, total assets increased $5.2 million or 0.4%,” observed the Company’s Chief Financial Officer, F. Stephen Ward. “The loan portfolio was down $17.5 million or 1.8%, with a drop due to the anticipated payoff of a large municipal loan. This payoff was partially offset by good growth in commercial and home equity loans. The investment portfolio has increased $24.1 million or 8.8% since December 31. We have also lowered our liquidity risk by continuing to shift the portfolio mix to securities available for sale from held to maturity securities, which were 44.3% and 55.7%, respectively, at March 31, 2010, compared to 3.8% and 96.2%, respectively, at March 31, 2009. During the past 15 months, we have also reduced credit risk in the investment portfolio by selling virtually all of our corporate securities. On the liability side of the balance sheet, low-cost deposits have declined only $4.0 million or 1.5% since December 31, and local certificates of deposit are down only $2.7 million or 1.2%.

 “Maintaining a strong equity capital base and remaining well capitalized continues to be the other major focus for The First Bancorp in these economic times,” Mr. Ward noted. “Since December 31, 2008, we have increased our total risk-based capital ratio from 11.13% to nearly 15.00% as of March 31, 2010. This is well above the well-capitalized threshold of 10.0% set by the FDIC and provides us with greater ability to ride out the current economic storm. It also provides additional opportunity to work with individuals and businesses as they struggle through these adverse economic conditions.

“Good earnings and strong capital also enable us to continue to pay healthy cash dividends to our shareholders,” Mr. Ward said. “At 19.5 cents per share per quarter or $0.78 per share per year, our dividend yield is 4.89% based on our March 31, 2010 closing price of $15.94 per share. In our view, this is an extremely attractive yield in this period of very low interest rates. We paid out 81.3% of earnings in cash dividends in the first quarter of 2010 compared to 52.7% in the first quarter of 2009.”

 “Our operating ratios remain good,” said President Daigneault, “with a return on average tangible common equity of 11.15% for the first three months of 2010 compared to 16.43% for the first three months of 2009. Based upon December 31, 2009 data, our return on average equity was in the top 20% of all banks in our peer group, which had an average return of -4.30%. While our efficiency ratio continues to be an important component in our overall performance, it slipped to 49.06% for the first quarter compared to 40.12% in 2009. This was the result of lower revenues and not due to a significant increase in operating expenses. As of December 31, 2009, the average efficiency ratio for our peer group was 74.62%, which put us in the top 3% of all banks in the peer group.

 ”The First Bancorp’s shares were trading at a very healthy 1.62 times tangible book value at quarter end,” President Daigneault observed. “The March 31, 2010 closing price of $15.94 was up $0.52 or 3.4% from December 31, 2009, with a total return with dividends reinvested of 6.0%. In comparison, the S&P 500 had a total return with dividends reinvested of 5.4%, and the Russell 2000 and Russell 3000 indices, which we are included in, had total returns with dividends reinvested of 8.9% and 5.9%, respectively. Our performance lagged the KBW Regional Bank Index, however, which had a total return with dividends reinvested of 17.8%.

 ”Although the weak economy is presenting continued economic challenges, The First Bancorp’s performance continues to be much stronger than our peers,” President Daigneault concluded. “Our peers have posted net losses on average, as seen in their negative return on assets and negative return on equity, while we continue to show good earnings. We remain very well-capitalized, and we have been able to maintain our quarterly dividend at $0.195 per share, which we feel is important to our shareholders. In this period of elevated credit risk, however, we have taken steps to reduce other risks – interest rate risk, liquidity risk and rollover risk – which we expect will be positive for The First Bancorp in the long term.”

The First Bancorp, headquartered in Damariscotta, Maine, is the holding company for The First, N.A. Founded in 1864, The First is an independent community bank serving Mid-Coast and Down East Maine with 14 offices in Lincoln, Knox, Hancock and Washington Counties. The Bank provides a full range of consumer and commercial banking products and services. First Advisors, a division of The First, provides investment advisory, private banking and trust services from two offices in Lincoln and Hancock Counties.

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars except for per share amounts	3/31/2010	12/31/2009	3/31/2009
Assets
Cash and due from banks	$11,731	$15,332	$15,815
Overnight funds sold	-	-	-
Securities available for sale	131,441	81,838	11,891
Securities to be held to maturity	165,024	190,537	297,215
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	15,443	15,443	14,693
Loans held for sale	4,152	2,876	1,949
Loans	935,008	952,492	990,014
Less allowance for loan losses	14,283	13,637	9,805
Net loans	920,725	938,855	980,209
Accrued interest receivable	6,110	4,889	7,077
Premises and equipment	18,069	18,331	18,860
Other real estate owned	6,351	5,345	2,652
Goodwill	27,684	27,684	27,684
Other assets	29,814	30,264	20,455
Total assets	$1,336,544	$1,331,394	$1,398,500
Liabilities
Demand deposits	$61,371	$66,317	$56,162
NOW deposits	111,965	114,955	103,711
Money market deposits	84,694	94,425	111,904
Savings deposits	94,833	90,873	86,130
Certificates of deposit	228,670	212,893	246,464
Certificates $100,000 to $250,000	314,010	287,051	307,999
Certificates $250,000 and over	43,637	56,153	75,070
Total deposits	939,180	922,667	987,440
Borrowed funds	236,913	249,778	254,124
Other liabilities	11,909	11,011	12,336
Total Liabilities	1,188,002	1,183,456	1,253,900
Shareholders’ equity
Preferred stock	24,631	24,606	24,532
Common stock	98	97	97
Additional paid-in capital	45,209	45,121	44,799
Retained earnings	78,919	78,450	75,766
Net unrealized loss on securities available-for-sale	(108)	(125)	(328)
Net unrealized loss on postretirement benefit costs	(207)	(211)	(266)
Total shareholders’ equity	148,542	147,938	144,600
Total liabilities & shareholders’ equity	$1,336,544	$1,331,394	$1,398,500
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	9,751,474	9,744,170	9,711,805
Book value per share	$12.71	$12.66	$12.36
Tangible book value per share	$9.87	$9.82	$9.51

The First Bancorp
Consolidated Statements of Income (Unaudited)

In thousands of dollars	For quarters ended
except for per share amounts	3/31/2010	12/31/2009	3/31/2009
Interest income
Interest and fees on loans	$11,150	$11,573	$12,927
Interest on deposits with other banks	2	-	-
Interest and dividends on investments	2,981	2,903	3,691
Total interest income	14,133	14,476	16,618
Interest expense
Interest on deposits	2,480	2,469	3,645
Interest on borrowed funds	1,632	1,679	1,900
Total interest expense	4,112	4,148	5,545
Net interest income	10,021	10,328	11,073
Provision for loan losses	2,400	4,500	1,650
Net interest income after provision for loan losses	7,621	5,828	9,423
Non-interest income
Investment management and fiduciary income	411	333	325
Service charges on deposit accounts	709	762	558
Net securities gains	2	-	-
Mortgage origination and servicing income	278	428	681
Other operating income	775	2,706	1,022
Total non-interest income	2,175	4,229	2,586
Non-interest expense
Salaries and employee benefits	2,745	2,941	2,589
Occupancy expense	394	398	441
Furniture and equipment expense	581	573	569
FDIC insurance premiums	475	390	362
Net securities losses	-	3	142
Other than temporary impairment charge	-	-	916
Amortization of identified intangibles	71	70	71
Other operating expense	2,016	2,391	1,697
Total non-interest expense	6,282	6,766	6,787
Income before income taxes	3,514	3,291	5,222
Applicable income taxes	830	629	1,494
Net Income	$2,684	$2,662	$3,728
Earnings per common share
Net income, as reported	2,684	2,662	3,728
Less dividends and amortization of premium on preferred stock	337	337	150
Net income available to common	$2,347	$2,325	$3,578
Basic earnings per share	$0.24	$0.24	$0.37
Diluted earnings per share	$0.24	$0.24	$0.37

The First Bancorp Selected Financial Data (Unaudited)

In thousands, of dollars	For the three months ended
except for per share amounts	3/31/2010	12/31/2009	3/31/2009

Summary of Operations
Interest Income	$14,133	$14,476	$16,618
Interest Expense	4,112	4,148	5,545
Net Interest Income	10,021	10,328	11,073
Provision for Loan Losses	2,400	4,500	1,650
Non-Interest Income	2,175	4,229	2,586
Non-Interest Expense	6,282	6,766	6,787
Net Income	2,684	2,662	3,728
Per Common Share Data
Basic Earnings per Share	$0.24	$0.24	$0.37
Diluted Earnings per Share	0.24	0.24	0.37
Cash Dividends Declared	0.195	0.195	0.195
Book Value	12.71	12.66	12.36
Tangible Book Value	9.87	9.82	9.51
Market Value	15.94	$15.42	15.86
Financial Ratios
Return on Average Equity (a)	8.69%	8.46%	12.63%
Return on Average Tangible Equity (a)	11.15%	10.87%	16.43%
Return on Average Assets (a)	0.82%	0.80%	1.11%
Average Equity to Average Assets	11.30%	11.33%	8.79%
Average Tangible Equity to Average Assets	9.22%	9.23%	6.76%
Net Interest Margin Tax-Equivalent (a)	3.51%	3.54%	3.68%
Dividend Payout Ratio	81.25%	81.25%	52.70%
Allowance for Loan Losses/Total Loans	1.53%	1.43%	0.99%
Non-Performing Loans to Total Loans	2.46%	1.95%	1.32%
Non-Performing Assets to Total Assets	2.20%	1.80%	1.23%
Efficiency Ratio	49.06%	44.46%	40.12%
At Period End
Total Assets	$1,336,544	$1,331,394	$1,398,500
Total Loans	935,008	952,492	990,014
Total Investment Securities	296,465	272,375	309,106
Total Deposits	939,180	922,667	987,440
Total Shareholders’ Equity	148,542	147,938	144,600
(a) Annualized using a 365-day basis

Use of Non-GAAP Financial Measures

Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company’s performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total, which adjustments increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company’s results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution’s net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.

The following table provides a reconciliation of tax-equivalent financial information to the Company’s consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2010 and 2009.

	For the three months ended
In thousands of dollars	3/31/2010	12/31/2009	3/31/2009
Net interest income as presented	$10,021	$10,328	$11,073
Effect of tax-exempt income	560	608	574
Net interest income, tax-equivalent	$10,581	$10,936	$11,647

The Company presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation of between the GAAP and non-GAAP efficiency ratio:

	For the three months ended
In thousands of dollars	3/31/2010	12/31/2009	3/31/2009
Non-interest expense, as presented	$6,282	$6,766	$6,787
Net securities losses	-	(3)	(142)
Other than temporary impairment charge	-	-	(916)
Adjusted non-interest expense	6,282	6,763	5,729
Net interest income, as presented	10,021	10,328	11,073
Effect of tax-exempt income	560	608	574
Non-interest income, as presented	2,175	4,229	2,586
Effect of non-interest tax-exempt income	47	46	46
Net securities gains	2	-	-
Adjusted net interest income plus non-interest income	$12,805	$15,211	$14,279
Non-GAAP efficiency ratio	49.06%	44.46%	40.12%
GAAP efficiency ratio	51.51%	46.48%	49.69%

The Company presents certain information based upon tangible average shareholders’ equity instead of total average shareholders’ equity. The difference between these two measures is the Company’s intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of tangible average shareholders’ equity to the Company’s consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the three months ended
In thousands of dollars	3/31/2010	12/31/2009	3/31/2009
Average shareholders’ equity as presented	$149,911	$149,415	$142,484
Intangible assets	27,684	27,684	27,684
Tangible average shareholders’ equity	$122,227	$121,731	$114,800

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company’s filings with the Securities and Exchange Commission.

Additional Information

For more information, please contact F. Stephen Ward, The First Bancorp’s Treasurer & Chief Financial Officer, at 207.563.3195 ext. 5001.